                                                                  EXHIBIT 10.28


                                LEASE AGREEMENT

                                NORTHSTAR CENTER

                               EDWARDS, COLORADO


                               TABLE OF CONTENTS
                               -----------------


Paragraph                                                           Page
---------                                                           ----

1.     LEASE SUMMARY OF BUSINESS TERMS . . . . . . . . . . . . . . .  3

2.     PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

3.     PREMISES . . . . . . . . . . . . . . . . . . . . . . . . .  .  5

4.     TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

5.     RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

6.     SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . 8

7.     USE OF THE PREMISES . . . . . . . . . . . . . . . . . . . . .  8

8.     TENANT IMPROVEMENTS, MAINTENANCE, REPAIRS AND ALTERATIONS . . 11

9.     COMMON AREA . . . . . . . . . . . . . . . . . . . . . . . . . 14

10.    COMMON AREA CHARGES . . . . . . . . . . . . . . . . . . . . . 15

11.    INSURANCE, INDEMNITY . . . . . . . . . . . . . . . . . . . .  15

12.    TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

13.    UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 19

14.    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . 19

15.    DAMAGE AND DESTRUCTION . . . . . . . . . . . . . . . . . . .  20

16.    DEFAULTS; REMEDIES . . . . . . . . . . . . . . . . . . . . .  24

17.    SURRENDER OF PREMISES; TREATMENT OF LESSEE'S ALTERATIONS
       AT EXPIRATION OF LEASE . . . . . . . . . . . . . . . . . . .  28

                                      0

18.    LESSOR'S LIEN  . . . . . . . . . . . . . . . . . . . . . . .  29

19.    EMINENT DOMAIN; CONDEMNATION . . . . . . . . . . . . . . . .  29

20.    ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . .  30

21.    SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . .  31

22.    SIGNS, DISPLAYS AND OTHER ADVERTISING MEDIA  . . . . . . . .  32

23.    QUIET POSSESSION . . . . . . . . . . . . . . . . . . . . . .  33

24.    COVENANTS AND CONDITIONS . . . . . . . . . . . . . . . . . .  33

25.    WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

26.    ATTORNEY'S FEES AND WAIVER OF RIGHT OF JURY  . . . . . . . .  34

27.    LESSOR'S ACCESS  . . . . . . . . . . . . . . . . . . . . . .  34

28.    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

29.    AUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  35

30.    OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  35

31.    MULTIPLE TENANT BUILDING . . . . . . . . . . . . . . . . . .  37

32.    SECURITY MEASURES  . . . . . . . . . . . . . . . . . . . . .  37

33.    EASEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .  37

34.    PERSONAL GUARANTY  . . . . . . . . . . . . . . . . . . . . .  37

35.    HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . .  38

36.    CUMULATIVE REMEDIES  . . . . . . . . . . . . . . . . . . . .  38

37.    LESSOR'S LIABILITY . . . . . . . . . . . . . . . . . . . . .  38

38.    BINDING EFFECT; CHOICE OF LAW  . . . . . . . . . . . . . . .  38

39.    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . .  39

40.    INTEREST IN PAST DUE OBLIGATIONS . . . . . . . . . . . . . .  39


41.    INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS  . . . . . . .  39

42.    PERFORMANCE UNDER PROTEST  . . . . . . . . . . . . . . . . .  39

43.    AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . .  40

44.    CONFLICT   . . . . . . . . . . . . . . . . . . . . . . . . .  40

45.    REAL ESTATE BROKER'S FEE . . . . . . . . . . . . . . . . . .  40

46.    ENVIRONMENTAL CONDITIONS AND INDEMNITIES . . . . . . . . . .  40

47.    TIME OF THE ESSENCE  . . . . . . . . . . . . . . . . . . . .  41

       SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . .  42

EXHIBIT "A" (LEGAL DESCRIPTION) . . . . . . . . . . . . . . . . . .  43

EXHIBIT "B" (LESSEE'S SIGNAGE)  . . . . . . . . . . . . . . . . . .  44

EXHIBIT "C" (OPTION TO RENEW) . . . . . . . . . . . . . . . . . . .  45

EXHIBIT "D" (CORPORATE RESOLUTION)  . . . . . . . . . . . . . . . .  46

EXHIBIT "E" (BROKER AGREEMENT)  . . . . . . . . . . . . . . . . . .  47

EXHIBIT "F" (PURCHASE OPTION AGREEMENT) . . . . . . . . . . . . . .  48

EXHIBIT "G" (PROPERTY)  . . . . . . . . . . . . . . . . . . . . . .  49

EXHIBIT "H" (CONTRACT FOR SALE) . . . . . . . . . . . . . . . . . .  50

                      LEASE SUMMARY OF THE BUSINESS TERMS
                      -----------------------------------

     This paragraph 1 represents a Lease Summary of the Business Terms of this Lease.

1.1. Date of Execution: April 8, 1999

1.2. Parties:

     (a) Lessor:  Edwards Interchange II, LLC

         (Notices): P.O. Box 468, Avon, CO 81620

         Telephone Number: (970)926.8733

     (b) Lessee:  Colorado Business Bank National Association

         Trade Name:

         Address (Premises): B-201 & B202, Northstar Center, 439 Edwards Access
                             Road, Edwards, CO 81632

         Address (Notices):  821 17th St. Denver, CO 80202

         Attention:          Jonathan C. Lorenz, President

         Telephone Number:   (303)312-3479

     (c) Guarantor:          NA

1.3  Premises:

     (a) Project/Building:   Northstar Center, Building B

     (b) Unit Description:   B201 & B202 consisting of 2320 sqft gros

     (c) Lessees Prorata Share of Common Costs: 27.49% upper level
                                                12.41% entire Bldg
1.4  Term:

     (a) Initial Term: Five (5) Years

     (b) Estimated Date of Delivery of Possession: April 9, 1999

     (c) Lease Commencement date: April 9, 1999

     (d) Lease Expiration date: Five years from Lease Commencement Date.

1.5  Rent:

     (a) Base Monthly Rent:       $4,350 1st Year ($22.50/sqft)

     (b) Rent Commencement Date:  June 1, 1999

     (c) Base Index

     (d) Rent Adjustment: Refer to Section 5.2 Hereof.

     (e) Prepaid Rent:  $3,635 ($4350 - $715 as described below)

1.6  Options to Renew:  Two (2) Five Year Options to Renew

1.7  Security Deposit:  $8,700.00

1.8  Use of Premises:   Bank

1.9  Tenant Improvements: Responsibility of Lessee.
                          Lessee shall receive a Tenant Improvement
                          Allowance of $10,715 ($5/sqft) payable to
                          Lessee from Lessor as a reduction in monthly
                                                  ---------
                          rent as follows:
                          Rent Before Reduction = $4,350
                          June 1999 rent = $3635
                          July 1999 through & including
                          April 2000 = $3350.

                          Lessee shall be permitted by Lessor to make minor alterations to the exterior of the premises to allow for an ATM machine and a night deposits drop. Lessee shall present all plans for said alterations to Lessor for Lessor's written approval prior to commencement of said alterations.

1.10 Brokerage Firm:
C
     (a)  Lessor's Broker:   Christopher Denton Real Estate, Inc

     (b)  Lessee s Broker:   Christopher Denton Real Estate, Inc

2.   PARTIES.

     2.1 This Lease, dated (for reference purposes only), April 8, 1999, is made by and between Edwards Interchange Limited Liability CO.,LLC, (herein called Lessor) and Colorado Business Bank National Association, (herein called Lessee). Lessor and Lessee are further described in Paragraph 1.2, the Lease Summary of Business Terms.

3.   PREMISES.

     3.1  Leased Premises.  Lessor hereby Leases to Lessee and Lessee leases
          ---------------
          from Lessor, the "Leased Premises' described in Paragraph 1.3 of the Lease Summary of Business Terms.

     3.2  Building Project.  The Premises are located in a multi-tenant
          ----------------
          commercial facility described in Paragraph 1.3, "the Project", which is the real property including the land and all improvements thereon, described in Exhibit "A".


4.  TERM.

     4.1 The Initial Term shall be for the period stated in the Lease Summary of Business Terms unless terminated pursuant to any provisions hereof. The term "Lease Year" as used herein means each successive period of twelve (12) calendar months beginning on the date of commencement of this Lease (the "commencement Date") and ending on each successive anniversary of such Commencement Date.

5.   RENT.

     5.1  Rent.  The Lessee agrees to pay the Lessor a fixed minimum annual
          ----
          rental for each Lease Year during the term of the Lease, which rent is specified in Paragraph 1.5.(a) in the Lease Summary of Business Terms. This minimum rental is payable in equal monthly installments due on the first day of each calendar month during the term hereof without prior demand.

     5.2  Rental increases - Initial Term.  Commencing on the first anniversary
          --------------------------------
          date of the commencement date of this Lease and annually thereafter during the term of this Lease, the minimum annual rental shall be adjusted upward the amount of four (4%) percent.

     -    (A) Rental increases - Option Period(s).  For the first year of the
              ---------------------------------------------------------------
              Option Period rents shall be determined at market value for like
              ----------------------------------------------------------------
              kind commercial spaces in Edwards, CO., but shall not be less
              -------------------------------------------------------------
              than the previous year's rent. Commencing on the first
              -------------------------------
              anniversary date of the commencement date of the Option Period and annually thereafter, the minimal annual rental shall be adjusted upward, based on increases (if any) in the cost of living during the preceding year using the "Consumer Price Index" and more particularly described in the Paragraph 5.3. Said annual
                                                                    -----------
              increases shall not be less than 3% nor greater than 8%.
              --------------------------------------------------------

     5.3  Consumer Price.  "Price Index shall mean the Consumer Price Index All
          --------------
          Urban Consumers (CPIU)-U.S. City Average, or a successor or substitute index published or authorized by the United States Department of Labor, Bureau of Labor Statistics. The "Base Index" for this Lease shall be as stated in Paragraph 1.5(c), in the Lease Summary of Business Terms.

     5.4  Adjustment Formula.  The following formula shall be used for
          ------------------
          determining the adjustment, if any, in the fixed minimum annual rent:

Current Index Number  =  "Price Index" for the month immediately
--------------------     -
Base Index Number        preceding the adjustment date"
                 -------------------------------------
                         "Price Index" for the first month of the previous year

     5.5  Computing Increases.
          -------------------

          (a) As promptly as practicable after the commencement of the first adjustment year, and thereafter as promptly as practicable after the first year of each succeeding adjustment year Lessor shall compute the increase if any in the cost of living for the year immediately preceding said adjustment year. Such computation shall be made by use of current and base index numbers provided for each adjustment year as set forth in Paragraph 1 5(d) in the Lease Summary of Business Terms, and Paragraph 5.4 above.

          (b) In computing increases for each adjustment year the current index number shall be divided by the base index number. From the quotient thereof, there shall be subtracted the integer I and any resulting positive number shall be deemed to be the percentage of increase of cost of living; The percentage of increase in the cost of living shall be multiplied by the minimum annual rental including increases for the year preceding the adjustment year for which the increase is being computed Not withstanding the calculation set forth herein, the rental amount payable hereinafter shall never decrease.

     5.6  Notification of rental increase.  The Lessor shall, within a
          -------------------------------
          reasonable period of time after obtaining the appropriate data necessary for computing such increases, give the Lessee notice of any increase so determined. Lessee shall, within thirty (30) days after the receipt of such notice, notify the Lessor of any error in the calculations and upon such notification, Lessor shall correct such error. However, nothing herein shall be construed to extend the time as provided in Paragraph 5.1 above when rents as determined by Lessor are due and payable by Lessee.

     5.7  Minimum Rent.  Minimum annual rent for each adjustment year together
          ------------
          with increases calculated in accordance with Paragraph 5.4 through 5.6 of this Paragraph 5, shall be due and payable to the Lessor in equal monthly installments due on the first day of each calendar month of each adjustment year (retroactive payments then due being payable within thirty (30) days after giving notice thereof by Lessor to Lessee at the address set forth in the Lease Summary of Business Terms.

     5.8  Publication of Consumer Price Index.  If publication of the pertinent
          -----------------------------------
          Consumer Price Index shall be discontinued, the parties hereto shall hereafter accept comparable statistics on the cost of living for the average of all U.S. cities, all items, as the same shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority shall to be selected by the parties hereto. In the event of (1) use of comparable statistics in place of the Consumer Price Index as above mentioned, or (2) publication of the index figures at other than bi-monthly intervals, there shall be made in the method of computation above provided revision as the circumstances may require to carry out the intent of this Article.

     5.9  Additional  Rent.  Any monetary obligation of Lessee to Lessor under
          ----------------
          the terms of this Lease shall be deemed to be additional rent.

6.   SECURITY DEPOSIT.

     6.1  Security Deposit.  As security for Lessee's faithful performances of
          ----------------
          Lessee's obligations Lessee shall deposit with Lessor upon execution hereof the sum as stated in Paragraph 1.7 of the Summary of Lease Business Terms. If Lessee fails to pay rent or other charges hereunder, or otherwise defaults with respect to any provisions of this Lease. Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand thereof deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of the Lease, Lessee shall thereupon deposit with the Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in Paragraph 1.7, Lease Summary of Business Terms. Lessor shall not be required to keep said deposit separate from its general accounts. If

          Lessor performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.


7.   USE OF THE PREMISES.

     7.1  Use.  The Premises shall be used and occupied for the Use as stated in
          ---
          Paragraph 1.8, of the Summary of Business Terms attached hereto and made apart hereof by this reference and any other use which is reasonably comparable and approved by Lessor in writing and for no other purpose.

     7.2  Compliance with Law.
          -------------------

          (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building-code, regulation or ordinance in effect on such Lease term commencement date Lessee shall comply with all laws, ordinances, orders, and regulations affecting the Premises and the cleanliness, safety and use of the same, including installation of additional facilities as required for the conduct and continuance of Lessee's business on the Premises. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor to promptly, at Lessor's sole cost and expense, rectify any such violation. The warranty contained in this Paragraph 8.2 shall be of no force or effect if, prior to the date of this Lease, Lessee was the owner or occupant of the Premises, and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

          (b) Except as provided in Paragraph 8.2(a) Lessee shall not use or occupy or permit the Premises or any part thereof to be used or occupied for any unlawful or illegal business use or purposes deemed by the Lessor to be disreputable or hazardous, nor in such manner as to constitute a nuisance of any kind, or in violation of any present or future laws, rules requirements, orders, directions, ordinances or regulations affecting the Premises or regulations of the United States of America, State of Colorado, County of Eagle, or other municipal, governmental or lawful authority whatsoever Lessor shall not create waste or a nuisance which shall lend to disturb other tenants.

     7.3  No Insurance Rate Increase.  Lessee shall not do or permit anything lo
          --------------------------
          be done in or about the Leased Premises or bring anything therein which will in any way increase the rate of fire or liability insurance upon the Building wherein the Premises are situated Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises of any insurance company necessary for the maintenance of reasonable fire and public liability insurance covering the Leased Premises.

     7.4  Auctions.  No auction for fire or bankruptcy sales may be conducted on
          --------
          the Premises without Lessor's prior written consent.
     7.5  Maintain Premises.  Lessee covenants that it will exercise the highest
          -----------------
          duty of care to maintain the Leased Premises in a clean condition.

     7.6  Acts of Lessee.  Lessee shall not perform any act or carry on any
          --------------
          practices which may injure the Building of which the Premises are a part or be a menace to other tenants in said Building or Project. Lessee shall not permit excessive noise, noxious or offensive odors to exist in and around the leased premises.

     7.7  Preparation and Acceptance of the Premises.
          ------------------------------------------

          (a) Lessor shall construct, at its own expense, the Building and the Premises according to the plans and specifications ("Plans and Specifications") attached to and made a part of this Lease by reference and approved by the Lessor and the Lessee. All licenses, permits, and the like shall be obtained at Lessor's expense and the Premises shall be constructed in compliance with all applicable building codes and municipal and state and Federal laws and regulations Lessor shall substantially complete the Premises on or before the Commencement Date. The Premises shall be deemed to have substantially completed when all of the following shall have occurred: (i) when the Premises has been entirely completed in accordance with the Plans and Specifications except for minor items such as touching-up and finishing, the completion of which will not unreasonably interfere with Lessee's normal business operations on the Premises; (ii) A temporary or permanent certificate of occupancy authorizing use of the Premises by Lessee shall have been issued by the appropriate governmental authorities, (iii) Lessor shall have sent Lessee written notice at Lessee's address that all of the foregoing have occurred. The taking possession of the Premises by Lessee shall be conclusive evidence against Lessee that the Premises were in good and satisfactory condition when possession was taken. Entry into the Premises by Lessee solely for the purpose of performing Lessee's work in finishing the Premises shall be deemed taking possession of the Premises by Lessee, but shall not be the Lease Commencement Date.

     7.8 A breach of any of the terms or conditions contained in this Paragraph 7 shall constitute a material breach of this Lease.


8.   TENANT IMPROVEMENTS, MAINTENANCE, REPAIRS AND ALTERATIONS.

     8.1  Tenant Improvements.  Lessee shall be responsible for all Tenant
          -------------------
          Improvements including fixtures, interior finishing, and interior demising wall, provided Lessor shall supply exterior (perimeter) walls. Lessor shall supply appropriate HVAC-system, electrical, telephone, television and electrical panels, gas, water and sewer stubbed to the Premises Lessor must approve all tenant improvements, submitted in writing by Lessee, prior to installation.

     8.2  Lessor's Obligations.  Subject to the provisions of Paragraphs 7, 8.3
          --------------------
          and 10 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee's agents employees or invitees in which event Lessee shall repair the damage, Lessor shall keep in good order, condition and repair the foundations, exterior walls and exterior roof of the Premises and common area of the Property, herein referred to as capital improvements Lessor shall not be required to maintain the interior surface of exterior walls, windows, doors skylights or plate glass of the Premises.

     8.3  Lessee's Obligations.  Subject to the provisions of Paragraphs 1.3(c),
          --------------------
          7, 8.2 & 10, Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, heating, air-conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surface of exterior walls, ceilings, windows, doors, plate glass and skylights, located within the Premises. Lessee shall be responsible to pay to Lessor its pro-rata share of the cost to maintain all of the common area, landscaping, snow removal, driveways, parking lots, fences, signs, except for Tenant signs, located in the Project, and as specified in Paragraphs 1.3(c) and 10 below and all sidewalks adjacent to the Lessee's Premises. If Lessee fails to perform Lessee's obligations under this Paragraph 8.3 or under any other paragraph of this Lease, Lessor may at Lessor's option enter upon the Premises after ten (10) days prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the rate of 18% per annum shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.


8.4  Installation, Alterations and Additions.
     ---------------------------------------

          (a) Lessee shall not, without Lessor's prior written consent make any installations, alterations, improvements, additions or Utility Installations, in or about the Premises, except for nonstructural alterations not exceeding Two Thousand Five Hundred dollars ($2,500.00) during any one calendar year. Lessee shall make no change or alteration to the exterior of the Premises nor to any of the buildings or structures located in the Project, without Lessor's prior written consent. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. As used in this Paragraph 8.4, the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, heating, and plumbing. Lessor may require that Lessee remove any or all of said alterations improvements, additions or Utility Installations, performed by Lessee, at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in any amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or utility installations without the prior approval of Lessor,

               Lessor may require that Lessee remove any or all of the same.

     8.5  Mechanics/Materialman's Liens.  Lessee shall pay, when due all claims
          -----------------------------
          for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmans' lien against the Premises or the Project or any interest thereon. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or Project as provided by law. If Lessee shall, in good faith, contest the validity or any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor, the Premises or the Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same.

     8.6  Removal of Tenant Improvements.  On the last day of the term hereof or
          ------------------------------
          on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition received, ordinary wear and tear excepted, clean and free of debris. Upon termination of the Lease term, all Lessor and Lessee installed tenant improvements shall become a part of the Premise which Lessee shall not remove unless said improvements are Lessee's trade fixtures, furnishing and equipment, in which case Lessee shall repair any damage to the Premises occasioned by the installation and removal of its trade fixtures.
          Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave power and telephone panels, electrical, telephone and television distribution systems, lighting fixtures, heating and air-conditioning systems, plumbing in good operating condition.

     8.7  Emergency.  In the event of an emergency, and the Premises require
          ---------
          immediate emergency work, Lessee may perform emergency work to the capital improvements necessary to protect property or life as long as said emergency work does not exceed two thousand five hundred dollars ($2,500.00). Lessee shall make all reasonable efforts to notify Lessor of the emergency but in no case shall Lessee notify Lessor more than one
          (1) business day from the date of emergency.

     8.8  Reimbursement.  Lessor shall reimburse Lessee for the expenses of any
          -------------
          repairs or emergency work performed which the Lessee may be required to make which are occasioned by the acts or negligence of Lessor, its agents, employees, invitees or licensees, and Lessee shall reimburse Lessor for the expense of any repair which Lessor may be required to make which are occasioned by the acts or negligence of Lessee, its agent, employees, invitees or licensees: provided, however, that the responsible party must be given notice of the maintenance or repair item and a reasonable time to repair the same before the other party shall be entitled to perform the necessary maintenance or repair.


     8.9  Lessor Liability.  Per this Paragraph 8, Lessor shall not be liable to
          ----------------
          Lessee or to any other person whatsoever for any damage arising from the leakage, obstruction, interruption, failure or discontinuance of all or any part of any utility or utility system in or about the Premises or the Building, or from water being upon or coming through the roof or vents, due to causes other than negligence of Lessor, nor for any damage arising from any acts or negligence of co-tenants or other occupants of the Building or adjacent property, or the public.


9.   COMMON AREA.

     9.1  Common Area Use.  Subject to the terms and conditions of this Lease
          ---------------
          and such rules and regulations as Lessor may from time to time prescribe, Lessee and Lessee's employees, invitees, and customers shall, in common with other occupants of the Project and their respective employees, invitees, and customers and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas, arcades and facilities provided and designated by Lessor for the general use and convenience of the occupants of the Project which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Lessor reserves the right from time to time to make changes to the shape, size location amount and extent of the Common Area, provided however, that such changes do not adversely affect Lessee's ability to conduct his business in the Premises. Lessor further reserves the right to promulgate such rules and regulations relating to the use of the Common Area, and any parts thereof, as may be reasonably appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Lessee upon delivery of a copy of them to Lessee and Lessee shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Lessor from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Lessee. Lessor shall not permit the parking of Lessee's vehicles or trucks or the vehicles or trucks of Lessee's suppliers or others in any portion of the Common Area that are not designated by Lessor for such use by Lessee. Lessee shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Lessee shall make no alterations, improvements or additions to the Common Area.

     9.2  Maintenance of Common Area.  Lessor shall operate, manage, maintain
          --------------------------
          and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained shall be at the discretion of Lessor and expenditures for such maintenance shall be reasonable. The cost of such repair, maintenance, operation and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, interior walk ways, fences and lighting, shall be a Common Area Charge and Lessee shall pay its prorata share of such costs as specified in Paragraph 1.3(c) and provided in Paragraph 10 below.


10.  COMMON AREA CHARGES.

     10.1 Lessee shall pay to Lessor, as additional rent, as defined in Paragraph 5.7, upon demand but not more often than once each calendar month, an amount equal to that percentage or prorata share of the Common Area charges as stipulated in Paragraph 1.3(c) of the Lease Summary of Business Terms.


11.  INSURANCE; INDEMNITY.

     11.1 Liability Insurance - Lessee.  Lessee shall at Lessee's expense,
          ----------------------------
          obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, written by one or more responsible insurance companies licensed to do business in the State of Colorado, insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and all other areas appurtenant thereto. Such insurance shall be in an amount not less than one million dollar ($1,000,000.00)
                         -------------------------------------------------------
          per occurrence.  The policy shall insure performance by Lessee of the
          --------------
          indemnity provisions of this Section 11. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessor shall be a named additional insured.

     11.2 Property Insurance - Lessee Property.   Lessee shall at Lessee's
          ------------------------------------
          expense, obtain and keep in force during the term of this lease a policy of fire insurance covering loss or damage to the Premises, its tenant improvements, furniture, fixtures and equipment in the Premises with the extent of at least 80% of their insurable value, the proceeds of which will, so long as the Lease is in effect, be used for the repair or replacement of the properties so insured. It is understood that the Lessor shall have no interest in such insurance, and will sign all documents necessary and proper in connection with the settlement of any claim or loss by Lessee. Lessor shall be a named additional insured.


11.3  Lessor's Fire, Extended Coverage and Liability.
      ----------------------------------------------

      (a) Lessor shall pay for the cost of fire and extended coverage insurance covering the Building and Project against loss or damage by fire and by other risks now or hereafter embraced by "extended coverage" in the amount of the full insurable value of the Building. Lessor, at Lessor's expense, shall also maintain in full force during the lease term comprehensive general liability with respect to the Building covering bodily injury, death and damage to the property of others.

      (b) For each Lease Year Lessee shall pay Lessee's prorata share of the premiums for the above described insurance coverage, which amount shall be payable in equal monthly installments due on the same day as the minimum monthly rental payments are due hereunder without prior notice. As promptly as possible following receipt by Lessor of its annual insurance premium notice for the Building and/or Project, a copy of the same shall be sent to the Lessee together with a statement of any increase in Lessee future pro rata share which may be necessitated by said premium notice for the Building and/or Project. Lessee shall commence paying any such increased share on the day the next minimum monthly rental payment is due hereunder.

     11.4 Insurance Policies.  Lessee shall deliver to Lessor copies of
          ------------------
          policies of liability insurance required under Paragraph 11.1 or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 11.

     11.5 Waiver of Subrogation.  Lessee and Lessor shall each hereby release
          ---------------------
          and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Section 11, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees Lessee and Lessor shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     11.6 Indemnity.  Lessee shall indemnify and hold harmless Lessor from and
          ---------
          against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation of Lessee's to be performed under the terms of this Lease, or arising from any act, omission or negligence of the Lessee, or any of Lessee's agents, contractors or employees and from and against all costs, attorney's fees and liabilities incurred in the defense of any such claim or action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor. hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premise arising from any cause, provided however, that Lessor shall not be liable for any claims or damage to property, or injury to persons in or about the Premises or the Project arising from the acts omissions or negligence of the Lessor, his agents, employees or invitees . Lessee's obligation to indemnify the Lessor as provided above shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received from Lessor's insurance carrier in payment of the Claim.

     11.7 Exemption of Lessor from Liability.  Lessee hereby agrees that Lessor
          ----------------------------------
          shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invites customers, or any other person in or about the Premises or the Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, invitees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, rain, snow or other Acts of God or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon Premises, the Project or upon other portions of the building of which the Premises are a part, or from other sources or places. Notwithstanding the foregoing, Lessor shall be liable for such injury, loss or damage as set forth above if the same is caused by the act omission or negligence of the Lessor, his agents, employees or invitees. Lessor shall not be liable for any damages arising from any act or negligence of any other tenant, occupant or user, if any, of the Project or Building in which the Premises are located.


12.  TAXES.

     12.1 Lessor's Payment of Real Property Tax.  Lessor shall pay the real
          -------------------------------------
          property tax as applicable to the Premises and the Project as defined in Paragraph 12.3. However, Lessee shall pay to Lessor Lessee's pro rata share of all real estate taxes, assessments and other governmental levies and charges, general and special, which are assessed or imposed upon the underlying real property, the Building or any part thereof, or become payable during the term of the Lease.

     12.2 Definition of "Real Property Tax".  As used herein, the term "real
          ---------------------------------
          property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises or Project by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy assessment or charge hereinabove included within the definition of "real property tax", or
          (ii) the nature of which was included within the definition of "real property tax", or (iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     12.3 Lessee's Pro-rata Share.  Payment of Lessee's prorata share of the
          -----------------------
          taxes as stated in Paragraphs 12.1 and 12.2, shall be payable by Lessee within thirty (30) days after receipt of Lessor's written statement accompanied by the statement from Eagle County, Colorado, setting forth the amount of the taxes being charged to the Lessee.

     12.4 Personal Property Taxes.
          -----------------------

          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishing, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of written statement setting forth the taxes applicable to Lessee's property supported by the appropriate tax statement from the taxing authority.


13.  UTILITIES.

     13.1 Lessee's Utilities.  Lessee shall provide and pay for all electrical,
          ------------------
          television, telephone, gas separately metered to the Premises. Upon written notice thereof, supported by appropriate invoices, Lessee shall pay Lessee's prorata share of common gas, electricity, and sewer and water costs associated with the operation of the Building and the Project as additional rent payable in equal monthly installments due on the same day as the minimum monthly rent

     13.2 With regard to all utilities, it is mutually agreed that Lessor shall not be liable in damages or otherwise for any interruption or failure thereof when such interruption or failure is not due to the negligence of Lessor.

     13.3 Lessee's Facilities.  Lessee further agrees that Lessee will not
          -------------------
          install any equipment which will exceed or overload the capacity of any Utility Facility and that if any equipment installed by Lessee shall require additional Utility

          Facilities, the same shall be installed and maintained at Lessee's expense in accordance with the plans and specifications which have received prior written approval by Lessor. Such approval shall not be unreasonably denied.


14.  ASSIGNMENT AND SUBLETTING.

     14.1 Lessor's Consent Required.  Except as provided herein, Lessee shall
          -------------------------
          not assign this Lease nor any interest herein, or encumber, mortgage or hypothecate this Lease or any interest herein, or permit the use of the Premises by any person or persons other than Lessee, or sublet the Premises in whole or in part without the Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall have the absolute right to assign this Lease to any corporation in which Lessee owns not less than 50% of the stock or any Limited Liability Company, Partnership or Limited Partnership in which Lessee has not less than a 50% interest. If Lessee is a corporation, any sale or other transfer of the stock of such corporation which results in the present shareholders therein owning less than 50% of the stock thereof shall be deemed an assignment of this Lease, requiring the prior written consent of Lessor. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be null and void and without force or effect and shall constitute a breach of this Lease. Any assignee must acknowledge in writing compliance with all exclusive uses in the Building. For purposes of this section, a tenant shall be viewed as an acceptable tenant for either sublet or assignment, if such tenant shall meet the business and financial standards of any previous and/or existing tenants.

     14.2 Release of Lessee.  Upon Lessor's consent, an assignment shall
          -----------------
          release the Lessee of Lessee's obligation to pay the rent and to perform all obligations to be performed by Lessee hereunder After an assignment, all such obligations shall become the responsibility of the Assignee. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

     14.3 Attorney's Fees.  In the event Lessee shall assign or sublet the
          ---------------
          Premises or request the consent of Lessor for what Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorneys fees incurred in connection therewith, such attorney's fees shall not be less than Three Hundred Fifty Dollars ($350.00) for each such request.

15.  DAMAGE AND DESTRUCTION.

     15.1 Definitions.
          -----------

          (a)  "Premises Partial Damages"  "Premises Partial Damages" shall
               --------------------------
               herein mean damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction. "Premises Building Partial Destruction" shall mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than fifty percent (50%) or more of the Fair Market Value, as defined in Paragraph 15.1(d) below, of such building as a whole immediately prior to such damage or destruction.

          (b)  "Premises Total Destruction".  "Premises Total Destruction" shall
               ----------------------------
               mean damage or destruction to the Premises to the extent that the cost of repair is fifty (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction "Premises Building Total Destruction" shall mean damage or destruction to the Building of which the Premises are a part to the extent that the cost of repair is fifty percent (50%) or more of the fair market value, as defined in Paragraph 15.1(d) below of such building as a whole immediately prior to such damage or destruction.

          (c)  "Insurance Loss".  Insurance Loss" shall herein mean damage or
               ----------------
               destruction which was caused by an event required to be covered by the insurance described in Paragraph 11.

          (d)  "Fair Market Value".  In order to determine the Fair Market Value
               -------------------
               the parties shall meet and endeavor to agree upon the Fair Market Value of the Premises. In determining the Fair Market Value for the Premises, the Premises shall be compared only to buildings of similar quality and size with similar improvements in the Avon/Edwards, Colorado area. If within fifteen (15) days after said meeting, the parties cannot agree upon the Fair Market Value of the Premises, the parties shall submit the matter to binding appraisal in accordance with the following procedure. Within thirty (30) day after the date of the first meeting, the parties shall either (a) jointly appoint an appraiser for this purpose or
               (b) failing this joint action, separately designate a disinterested appraiser. No person shall appoint or designate an appraiser unless the appraiser has at least five (5) years experience in appraising major commercial properties in the Avon/Edwards area and is a member of a recognized society of real estate appraisers. If the two (2) appraisers, thus appointed, cannot reach agreement on the question presented within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third (3rd) disinterested appraiser having like qualifications. If within twenty (20) days after the appointment of the third (3rd) appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the appraisal furthest from the median of the three (3) appraisals shall be disregarded and the mean average of the remaining two (2) shall be used to determine the question presented and shall be binding and conclusive. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third (3rd) appraiser. If the two (2) appraisers appointed by the parties cannot agree on the appointment of the third (3rd) appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third (3rd) appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties upon notice to the other party, may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act may apply for such appointment to the Presiding Judge of the District Court of Eagle County, Colorado.

     15.2 Partial Damage - Insured Loss.  Subject to the provisions of
          -----------------------------
          Paragraphs 15.4, 15.5 and 15.6, if any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's sole cost repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

     15.3 Partial Damage - Uninsured Loss.  Subject to the provisions of
          -------------------------------
          Paragraphs 15.4, 15.5, 15.6, if any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which case this Lease shall continue in full force and effect, or

          (ii) give written notice to Lessee within in thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such ten (10) day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

     15.4 Total Destruction.  If at any time during the term of this Lease
          -----------------
          there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premise Building Total Destruction, the Lease shall automatically terminate as of the date of the total destruction.

     15.5 Damage Near End of Term.
          -----------------------

          (a) If at any time during the last six (6) months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor or Lessee may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of their election to do so within thirty (30) days after the date of occurrence of such damage.

          (b) Notwithstanding Paragraph 15.5(a), in the event that Lessee has an option to extend and renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six (6) months of the term of the Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten
               (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     15.6 Abatement of Rent; Lessee's Remedies.
          ------------------------------------

          (a) In the event of damage described in Paragraphs 15.2 or 15.3, and Lessor or Lessee repairs or restores the Premises pursuant to the provision of this Section 15, there shall be a reduction of the rent and all Common Area Charges and Taxes payable hereunder equal to the proportion that the portion of the rentable area rendered untenable by the damage bears to the rentable area before the damage, from the date of the occurrence of the damage until the date when the repairs which Lessor is obligated to make are completed sufficiently to enable Lessee to operate his business in the Premises. Except for such abatement of the Rent, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.


          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Section 15 and shall not commenced such repair or restoration within ninety (90) days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     15.7 Termination - Advance Payments.  Upon termination of this Lease
          ------------------------------
          pursuant to this Paragraph 15, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.


16.  DEFAULTS; REMEDIES.

     16.1 Default.  The occurrence of any one or more of the following events
          -------
          shall constitute a material default and breach of the Lease by Lessee:

          (a)  The vacating or abandonment of the Premises by Lessee.

          (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

          (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph 16.1(b) above, where such failure shall continue for a period of thirty
               (30) days after written notice thereof from Lessor to Lessee: provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.


          (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C., Section 101 or any successor statue thereto (unless, in the case or a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession or substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days: or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days Provided, however, in the event that any provision of this Paragraph 16.1(d) is contrary to any applicable law, such provisions shall be of no force or effect.

          (e) The discovery by Lessor that any financial statement given to Lessor, by Lessee, an assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them, was materially false.

     16.2 Remedies.  In the event of any such material default or breach by
          --------
          Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, reasonable attorney's fees, and any real estate commission actually paid and the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided.

          (b) Maintain Lessee's, right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws of judicial decisions of the state wherein the Premises are located unpaid installments or rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the rate of 12% per annum.

     16.3 Lessee's Belongings.  Should Lessee be disposed of the Premises by
          -------------------
          operation of law or otherwise, any personal property belonging to Lessee left on the Premises shall, at the Lessor's sole option, be deemed to be abandoned to the Lessor, or Lessor may store such property in Lessee's name and at Lessee's expense without notice to Lessee or Lessor may dispose of the property and Lessee shall be responsible for reimbursing Lessor for any costs incurred for such disposal.

     16.4 Default by Lessor.  Lessor shall not be in default unless Lessor
          -----------------
          fails to perform obligations required or Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more that thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     16.5 Late Charges.  Lessee hereby acknowledges that late payment by
          ------------
          Lessees to Lessor for rent and other sums due hereunder will cause Lessor to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installation of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason for late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 5 or any other provision of this Lease to the contrary.

     16.6 Impounds.  In the event that a late charge is payable hereunder,
          --------
          whether or not collected, for three (3) installments of rent of any other monetary obligations of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property taxes and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. A fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. Any estimated payments shall be subject to adjustment as soon as the actual Taxes and other estimated amounts for that calendar year can be determined by Lessor, and Lessor shall provide Lessee with a reasonably detailed statement of any such adjustment. If the amount of Taxes and other estimated amounts exceeds the sum previously paid by Lessee pursuant this Paragraph 16.6, as earlier estimated, then within 30 days after receiving Lessors

          Statement, Lessee shall pay the deficiency to Lessor. If Lessor's statement indicates that Lessor has received more than the amount of Taxes and other estimated payments actually owed by Lessee, Lessor shall apply the excess first to reduce the amount payable by Lessee for Taxes and Common Area Charges. Lessor shall return the balance, if any, to Lessee, or at Lessor's option, Lessor may apply such excess to any unsatisfied obligation of Lessee. All monies paid to Lessor under this Paragraph 16.6, may be intermingled with other monies of Lessor and shall not bear interest.

     16.7 Termination due to Default by Lessee.
          ------------------------------------

          (a) No such termination of this Lease shall relieve the Lessee's liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, the Lessee shall pay to the Lessor the rent required to be paid by the Lessee up to the time of such termination, and thereafter the Lessee, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to the Lessor for, and shall pay to the Lessor as and for liquidated and agreed damages for the Lessee's default, the following (i) the equivalent of the amount of the rent which would be payable under this Lease by the Lessee if the Lease were still in effect, less (ii) the net proceeds of any reletting effected pursuant to the provisions of Paragraph 16.1, after deducting all of the Lessor's expenses, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, cost and expenses of preparation for such reletting.

          (b) Upon the termination of this Lease, pursuant to any of the above paragraphs, the Lessee shall peacefully surrender the Premises to the Lessor, and the Lessor upon or at any time after such termination, may without further notice reenter the Premises and repossess it by force, summary proceedings, ejectment or otherwise, and may dispossess the Lessee and remove the Lessee and all other persons and property from the Premises, and may have, hold an enjoy the Premises and the right to receive all rental incomes therefrom.

          (c) At any time after such termination, the Lessor may relet the Premises or any part thereof, in the name of the Lessor or otherwise for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions as the Lessor, in the Lessor's absolute discretion, may determine and may collect and receive the rents therefor. The Lessor shall in no way be responsible or liable for any failure to collect any rent due upon such reletting, but Lessor shall be required to use his good faith effort to collect such rent.


17. SURRENDER OF PREMISES; TREATMENT OF LESSEE'S ALTERATIONS AT EXPIRATION OF LEASE.

     17.1 All alterations, additions, improvements, partitions, flooring, carpeting or fixtures and plumbing fixtures which may be made or installed by either of the parties upon the Premises and which in any way or manner are attached to the floors, walls windows, or ceilings (excepting coolers, compressors, cash registers, computers or other mechanical equipment installed by Lessee) shall be the property of the Lessor upon the expiration or other termination of this Lease, unless Lessor shall elect otherwise. In the event the Lessor shall so elect, such alterations, installations, additions or improvements made by Lessee upon the Premises, as the Lessor shall so elect, shall be removed by the Lessee and Lessee shall restore the Premises to its original condition at the commencement hereof, normal wear and tear excepted, at its own cost and expense prior to the expiration or termination of the term hereof; or if the Lessee fails to do so Lessor, in addition to all of its other rights and remedies hereunder, may do so at the Lessee's expense. Also, at the expiration or other termination of the Lease term, Lessee shall remove all of his moveable trade fixtures which shall not be property of the Lessor under the foregoing provisions of this Section 17. The Lessee's obligations to perform the covenants contained in this Paragraph of this Lease shall survive the expiration or other termination of this Lease.


18.  LESSOR'S LIEN.

     18.1 The parties expressly understand and agree that in order to secure payment of any such sums becoming due at any time to Lessor hereunder and to secure the proper performance of this Lease by Lessee, Lessor hereby has a security interest in and first lien upon all of the tenant improvements and fixtures owned by the Lessee (or to the extent Lessee has any other interest herein) which Lessee shall hereafter place or permit to be placed in, upon or about the Premises. Lessee hereby agrees to give Lessor a security interest in the subject tenant improvements and fixtures and agrees to execute, upon receipt of written request therefor from the

          Lessor, at any time during the term hereof, a Financing Statement evidencing said security interest to be filed and recorded in the manner provided by law. In the event of default by Lessee under this Lease, the Lessor shall have a right to all of the subject tenant improvements, personal property and fixtures as if Lessor were a creditor under the Colorado Uniform Commercial Code. In addition, in the event of a default by Lessee under this Lease, the Lessee authorizes the Lessor to enter upon the Premises and to sell (and to remove, if necessary) the tenant improvements and fixtures which are the subject of this lien. Such action by Lessor shall not be deemed a breach of the Lease. Lessee agrees to pay the reasonable attorney's fees incurred by the Lessor in the event the Lessor must foreclose upon the security interest and first lien granted by Lessee herein. Notwithstanding the preceding, Lessor agrees to subordinate its security interest and lien granted hereunder to any purchase money mortgages or liens, other Lessor security interests and/or line of credit security interests covering any fixtures or inventory of Lessee in the Premises.


19.  EMINENT DOMAIN; CONDEMNATION.

     19.1 If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are therein are called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the building or the Premises, or more than twenty-five percent (25%) of the land area of the Project which is not occupied by any building, is taken by condemnation, Lessee may at Lessee's option, to be exercised in writing only within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate the Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Building or Premises taken bears to the total floor area of the Building or Premises, as the case may be. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon, provided however, that the taking of such area does not interfere with Lessee's conduct of
          business on the Premises.   Any reward for the taking of all or any
          part of the Premises or Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of business, damage to Lessee's trade fixtures, Lessee's removable personal property, depreciation to, and cost of removal of stock and fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefore by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.


     19.2 Lessor and Lessee agree to execute and deliver to the other all instruments that may be required to effectuate the provision of this
          Section 19.



20.  ESTOPPEL CERTIFICATE.

     20.1 Lessee shall at any time upon not less than ten (10) days' written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) setting forth the commencement of the Lease term, and the rent provided under the Lease, it being intended that such statement pursuant to this Paragraph 20, may be relied upon by any purchaser, mortgagee, or assignee of any mortgagee of the Premises or Building (ii) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (iii) acknowledging that there are not, to Lessee's knowledge, any non cured defaults on the part of Lessor thereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     20.2 At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor,
          (ii) that there are no non cured defaults in Lessor's performance and
          (iii) that not more than one (1) month's rent has been paid in advance.

     20.3 If Lessor desires to finance, refinance or sell the Premises, the Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor, within ten (10) days written notice from Lessor, such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years financial statements of Lessee.
          All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.


21.  SUBORDINATION.

     21.1 This Lease, at Lessor's option, shall be subordinate to any ground Lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to subordinate this Lease to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     21.2 Lessee agrees to execute any documents required to effectuate any attornment, a subordination or make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents written ten (10) days written demand shall constitute a material default by Lessee hereunder, or at Lessor's option Lessor shall execute such documents on behalf of Lessee as Lessee's attorney in fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and Lessee's name place and stead to execute such documents in accordance with this Paragraph 21.

     21.3 Lessee's refusal to execute any documents required to effectuate any attornment shall entitle the Lessor to at once terminate the Lease. Lessee agrees not to record or file this Lease or any memorandum thereof in the real estate records affecting the Building in which the Premises are located. Any such recording in violation hereof shall be considered a slander of Lessor's title and breach of this entire Lease. This covenant shall survive the preceding. With respect to each Mortgage that encumbers the Project on the date of this Lease, Lessor agrees that Lessor will obtain from each Mortgagee a "non-disturbance agreement", in the form of Exhibit "G", attached hereto and incorporated herein by reference. With respect to any other Mortgagee that may encumber the Property after the date of this Lease, the subordination by Lessee of Lessee's rights under this Lease shall be conditioned upon Lessor's obtaining a "non-disturbance agreement" substantially in the form of Exhibit "G".


22.  SIGNS, DISPLAYS AND OTHER ADVERTISING MEDIA.

     22.1 Lessee's signs.  Lessee shall be entitled to exterior signs as set
          --------------
          forth on Exhibit "B" attached hereto.

     22.2 Sign approvals.  Lessee shall not erect or install any other exterior
          --------------
          or interior window or door signs, advertising media, window or door lettering, or placards (herein referred to as Signs) without Lessor's written consent. Lessee agrees to install at least one exterior Sign which shall be in strict conformance with Lessor's Sign criteria as to design, material, colors, location, size and style of lettering. The cost shall be the Lessee's sole expense. Lessee shall not install any exterior lighting, decoration, painting, awning or make any changes to the exterior of the Premises without Lessor's written consent, provided however, that Lessee shall have the right to install a reasonable number of exterior lights sufficient to provide security for Lessee and his employees. Under no circumstances shall Lessee place any Sign on any roof of the Premises or Project. There shall be no newspaper sales dispensers or other vending machines on the exterior of the Premises, unless approved in writing by Lessor. In the event Lessor has approved said newspaper sale dispensers, such approval may be revoked at any time by Lessor without prior notice to Lessee. All Signs must comply with the rules and regulations of the jurisdiction in which the Premises resides, the county of Eagle or the P.U.D. regulations.

     22.3 Lessor's Signs.  Lessor may at any time place on or about the
          --------------
          Premises, Building or Project any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises, Building or Project and "For Lease" sign or place in any normal real estate publication any ordinary "For Lease" advertising as the case may be, all without rebate of rent or liability to Lessee.


23.  QUIET POSSESSION.

     23.1 Upon Lessee paying rent For the Premises, and observing and performing all of the covenants and provisions on Lessee's part To be observed and performed, and as long as Lessee is not in default hereunder, Lessee shall have quiet possession of the Premises for the entire term, any renewal or extension hereof subject to the provisions of this Lease. The individuals executing this Lease on behalf of the Lessor represent and warrant to Lessee that they are dully authorized and legally capable of executing the Lease on behalf of Lessor, and that such execution is binding upon all parties holding an ownership interest in the Project. Lessor warrants and agrees to defend the title to the Premises and the Project.



24.  COVENANTS AND CONDITIONS.

     24.1 Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition. In the event the Project is affected by separate Covenants, Conditions and Restrictions ("CC&R"s) this Lease shall be subject to said CC&Rs.

     24.2 Each term and each provision of this Lease shall be construed as, and shall have the same force and effect as though made in the form of a covenant.



25.  WAIVER.

     25.1 One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent, or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee. The subsequent acceptance of rent hereunder by Lessor shall not constitute a waiver of any preceding breach by Lessee or any term, covenant or condition of this Lease other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. No waiver of any provision of this Lease shall be effective unless it is in writing and signed by the Lessor.


26.  ATTORNEY'S FEES

     26.1 Attorney's Fees.  If either Party brings an action to enforce the
          ---------------
          terms hereof or declare rights hereunder, including any indemnities herein contained, the prevailing party in any such action, on trial or appeal, shall be entitled in such litigation, action or proceeding to recover as part of any judgment, award or other relief, its reasonable attorney's fees and costs incurred, to be paid by the losing party as fixed by the court.


27.  LESSOR'S ACCESS.

     27.1 Lessor and Lessor's agents shall have the right to enter the Premises after giving reasonable notice to the Lessee (and in emergencies, at all times) for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alteration, repairs, improvements or additions to the Premises or to the Building or Project in which the Premises are located, as the Lessor may deem necessary or desirable. Lessor shall disturb the conduct of Lessee's business in the Premises the minimum amount necessary to accomplish the Lessor's purpose for entering the Premises

     27.2 "For Lease" signs.  In accordance with this Paragraph 27, and
          -----------------
          Paragraph 22.3, Lessee agrees that Lessor has the right, after reasonable notice to the Lessee, to enter upon the Premises, for a period commencing one hundred twenty (120) days prior to the end of the Lease term, for the purpose of exhibiting the Premises for lease, to prospective tenants, and to post any usual "For Lease" signs upon the Premises.


28.  NOTICES.

     28.1 Any notice required or permitted to be given hereunder shall either be (i) hand delivered, (ii) given by certified mail directed to the address of Lessor or Lessee set forth herein (iii) given by overnight courier directed to the address of Lessor or Lessee set forth herein
          (iv) by facsimile transmission to the number set forth herein. All notices so given shall be considered effective, (i) if hand delivered when received, (ii) if by certified mail, three days after deposit, certified mail postage prepaid, with the United States Postal Service, (iii) if by overnight courier, one day after deposit with overnight courier company or, (iv) if by facsimile transmission, upon receipt of a machine generated confirmation of a complete transaction of all pages. Either Party may change the address or facsimile number to which future notices shall be sent by notice given in accordance with this section.


29.  AUCTIONS.

     29.1 Lessee shall not conduct nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises, Building or the common areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.


30.  OPTIONS.

     30.1 Definition.  As used in this Paragraph 30.1 the word "Option" shall
          ----------
          mean the right or option to extend the base term of this Lease or to renew this Lease as set forth in Paragraph 1.6 in the Lease Summary of Business Terms and in Exhibit "C" attached hereto.

     30.2 Options Personal.  Each Option granted to Lessee in this Lease are
          ----------------
          personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, the Option may be excised by or assigned to any Lessee Affiliate defined in Paragraph 16.1 of this Lease or so granted, in writing, by Lessor. The Options herein granted to Lessee are not assignable separate and apart from this Lease.

     30.3 Multiple Options.  In the event that Lessee has any multiple options
          ----------------
          to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     30.4 Effect of Default on Options.
          ----------------------------

          (a) Lessee shall have no right to exercise an Option notwithstanding any provisions in the grant of Option to the contrary (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraph 16 and continuing until the default alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid, or (iii) at any time after an event of default described in Paragraph 16, without any necessity of Lessor to give notice of such default to Lessee.

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in Paragraph 16.1(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion or (iii) Lessee commits a default described in Paragraph 16.1(a), 16.1(d) or 16.1(e) (without any necessity of Lessor to give notice of such default to Lessee).

     30.5 Extension Notification.  Providing this Lease is in good standing,
          ----------------------
          Lessee is not in default and has complied with Section 30 of this Lease, Lessee may exercise its option to extend the Lease Term, by giving Lessor written notice of Lessee's intent to extend the Lease, herein referred to as Extension Notification. The Extension Notification date shall be at least ninety (90) days prior to the end of the then current Lease term or option period and in the event Lessee extends the Lease, all of the terms and conditions shall remain the same, except that the extended Lease term and rent shall be as stated Paragraph 1.6, the Lease Summary of Business Terms and Exhibit "F' attached hereto.



31.  MULTIPLE TENANT BUILDING.

     31.1 In the event that the Premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the buildings of the Project. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.


32.  SECURITY MEASURES.

     32.1 Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide the same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties. In the event the Lessor, in its sole discretion, determines that a guard service is necessary, Lessee shall pay as Additional Rent, its prorata share of said expense.


33.  EASEMENTS.

     33.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents within ten (10) days of Lessor's written request and failure to do so shall constitute a material breach of this Lease.


34.  PERSONAL GUARANTY.

     34.1 As stated in Paragraph 1.2(c), the Summary of Lease Business Terms, the shareholders of the Lessee, if Lessee is a corporation, or the members of the Lessee, if Lessee is a LLC, shall execute the Guaranty attached hereto, marked as Exhibit "D".

     34.2 In the event there is a guarantor of this Lease, said guarantor shall have the same obligation as Lessee under this Lease.


35.  HOLDING OVER.

     35.1 If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the monthly rental shall be at a rate of one and one-half (1 1/2) times the last monthly rental paid by Lessee. All options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.


36.  CUMULATIVE REMEDIES.

     36.1 No remedy or election hereunder shall be deemed exclusive but shall, wherever possible be cumulative with all other remedies at law or in equity.

37.  LESSOR'S LIABILITY.

     37.1 The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground Lease of the Project, and in the event of any transfer of such title or interest, Lessor herein named (and in the case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respect to Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.


38.  BINDING EFFECT; CHOICE OF LAW.

     38.1 Subject to any provision hereof restricting assignment or subletting by Lessee and subject to the provisions of Section 37, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Colorado, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.


39.  SEVERABILITY.

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

     39.1 The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.


40.  INTEREST IN PAST - DUE OBLIGATIONS.

     40.1 Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate of twelve percent (12%). Payment of such interest shall not excuse or cure any default by Lessee under this Lease provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.


41.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.

     41.1 This Lease, the Lease Summary of Business Terms, and Exhibits attached hereto, contain all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

42.  PERFORMANCE UNDER PROTEST.

     44.1 If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sums or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions in this Lease.

43.  AUTHORITY.

     45.1 If Lessee is a corporation, trust, or general or limited partnership each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44.  CONFLICT.

     44.1 Any conflict between the printed provision of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.


45.  REAL ESTATE BROKER'S FEE.

     45.1 Except as provided in Paragraph 1.10, the Lease Summary of Business Terms and Exhibit "E", attached hereto, each party warrants and represents to the other that no commission, finders fee or the like is owed as a result of this Lease. If a claim is made for a commission, finder's fee or the like, the party allegedly creating the obligation shall indemnify and hold harmless the other party to this Lease. This indemnification shall be given the broadest possible interpretation in favor of the party being indemnified and shall include, but not be limited to, attorney's fees, court costs, settlements, compromises, judgments, awards or the like.



46.  ENVIRONMENTAL CONDITIONS AND INDEMNITIES.

     46.1 Lessee shall use due care in storing, treating, processing and otherwise handling any hazardous or toxic substances, material or waste on the Premises and shall conduct its operations in, on and about the Premises to prevent any leakage, spillage, contamination of the soil, water or air or pollution by Lessee, its agents, contractors, employees or invitees from occurring in or on the Premises. Lessee shall promptly notify Lessor of any governmental proceeding, clean up requirement or other enforcement action involving the Premises. Lessor shall have reasonable access to the Premises in the event of any such governmental action in order to inspect the site and monitor any and all steps taken by Lessee or any other person to stop and/or clean up the contamination. Should any leakage, spillage, contamination of the soil, water or air, or pollution of any type occur in or on the Premises, or arise out of, result from or in any way be connected or associated with Lessee's operation or any other activities conducted by Lessee, its agents, contractors, employees or invitees, or any trespassers on the Premises, Lessee at its sole cost and expense, shall immediately clean the Premises of any and all such contamination, of whatever nature, caused or exacerbated by Lessee, its agents, contractors, employees or invitees, or any trespassers on the Premises, or otherwise occurring during the term of the Lease in accordance with all existing law. Should Lessee fail in any way to satisfy any of these obligations, Lessor may (but shall not be obligated to), without waiving such breach of said obligations, enter upon the Premises and perform Lessee's obligations under this Lease and Sublease/Assignment for the account and at the sole cost and expense of Lessee. Lessee shall promptly pay Lessor for all costs of such performance upon receipt of a bill therefor. Lessee shall be solely responsible for and shall promptly and fully reimburse, indemnify and hold harmless Lessor and any successors to Lessor's interest in the chain of title to the Premises, for any fines, penalties, costs, claims, demands, causes of action, damages, including all foreseeable or unforeseeable consequential damages, lawsuits, charges, assessments, impositions, expenses (including reasonable attorney's fees and costs) and liabilities arising out of, resulting from or in any way connected or associated with any loss, injury, or damage to Lessor or any property of Lessor or any other person, or for any injury to or death of any person whatsoever occurring which has arisen out of, resulted from or in any way was connected or associated with any leakage, spillage, contamination of soil, water or air or pollution of any type occurring in or on the Premises during the term of the Lease or Option Period(s), and including, without limitation, the cost of any required or necessary repair, clean up, or detoxification.


47.  TIME OF THE ESSENCE.

     47.1 Time is of the essence under this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO, THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS

LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

SHOULD ANY PROVISION of this Lease violate any Federal, State or Local law or ordinance, that provision shall be deemed amended to so comply with such law or ordinance, and shall be construed in a manner so as to comply. This lease shall be binding on the parties, their personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



LESSEE:

Colorado Business Bankshares, Inc.


/s/ Jonathan C. Lorenz                                             04/12/99
________________________________________                           --------
    Jonathan C. Lorenz, President                                    Date




LESSOR:

EDWARDS INTERCHANGE II, LLC


By: /s/ Scott Hovey                                                 04/14/99
    -------------------------------------                           --------
    Scott Hovey                                                       Date

                                  EXHIBIT "A"
                                  -----------

                           PROJECT LEGAL DESCRIPTION
                           -------------------------


NORTHSTAR CENTER, located in the Sections 4 & 5, Township 5 South, Range 82 West of the 6th P.M., Eagle County, Colorado, also known as, Northstar Center, 0439 Edwards Spur Road, Edwards, Colorado.


                             UNIT LEGAL DESCRIPTION
                             ----------------------

Unit B-201 & B202, Northstar Center, 439 Edwards Access Road, Edwards, CO.

                                  EXHIBIT "B"
                                  -----------

                                LESSEE'S SIGNAGE
                                ----------------



Lessee signage shall be in accordance with the Northstar Center Planned Unit Development Guide, recorded with Eagle County, Eagle, Colorado.

Lessee shall submit to Lessor the signage submittal package(s) prior to application to Eagle County, and once approved it shall become part of this Lease Agreement

Lessee shall be permitted to install up to, but not more than, two (2) exterior signs, in any of the designated spots for B201 and B202.

                                  EXHIBIT "C"
                                  -----------

                                OPTION TO RENEW
                                ---------------


Lessee shall have the option to extend the term of this Lease for Two (2) Five Year Terms. The Option Period shall commence immediately upon the expiration of the Initial Term of the Lease and be subject to all terms and conditions set forth in the Lease Agreement.

                                  EXHIBIT "D"
                                  -----------

                              CORPORATE RESOLUTION



Lessee shall deliver to Lessor the "Corporate Resolution" authorizing Jonathan
C. Lorenz, President, to enter into, execute, and obligate Colorado Business Bankshares, Inc., to said Lease Agreement.


 /s/ Jonathan C. Lorenz         Date: 04/09/99
__________________________            --------
     Jonathan C. Lorenz
     President

                                  EXHIBIT "E"
                                  -----------

                                BROKER AGREEMENT
                                ----------------



Real Estate Brokerage:  It is understood that Lessor shall be responsible for
----------------------
paying all real estate brokerage commissions to Christopher Denton Real Estate, Inc., for it's services in this transaction as set forth in the Lease Listing Agreement between Lessor and Christopher Denton Real Estate, Inc.